Exhibit 10.2

2026 RSU Award Agreement

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE

FERMI INC.

2025 LONG-TERM INCENTIVE PLAN

1. Award of Awarded Units. Pursuant to the Fermi Inc. 2025 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Fermi Inc., a Texas corporation (the “Company”) and its Subsidiaries, the Company hereby grants to

Lee McIntire

(the “Participant”)

an Award under the Plan for [485,437] Awarded Units (the “Awarded Units”), which may be converted into the number of whole shares of Common Stock of the Company equal to the number of vested Awarded Units (determined in accordance with Section 3 below), subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”). The “Date of Grant” of this Award is [      ], 2026. Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan, except as otherwise expressly provided herein. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Forfeiture. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Units.” All other Awarded Units are collectively referred to herein as “Unvested Units.”

a. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall vest and become Vested Units as follows: 100% of the Awarded Units shall vest and become Vested Units on the first anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on such date.

b. Except as otherwise provided by Sections 3.c., 3.d., 3.e., 3.f. and 3.g. hereof, immediately upon the Participant’s Termination of Service for any reason, including retirement, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Units.

c. Notwithstanding the foregoing, 100% of the Unvested Units shall immediately become Vested Units upon the 60th day following the Board’s appointment of a successor Chief Executive Officer of the Company.

d. Notwithstanding the foregoing, in the event that a Change in Control occurs and the successor or acquirer does not assume, substitute, or otherwise continue this Award, then 100% of the Unvested Units shall immediately become Vested Units upon such Change in Control, provided that the Participant is employed by or providing services to the Company or a Subsidiary on such date.

e. Notwithstanding the foregoing, in the event that the Participant incurs a Termination of Service by the Company without “Cause” within twelve months following a Change in Control, then 100% of the Unvested Units shall immediately become Vested Units upon such termination.

f. Notwithstanding the foregoing, if the Participant incurs a Termination of Service by the Company without “Cause” (not covered by Section 3(e) or due to the Participant’s resignation for “Good Reason,” a pro-rata portion of the Unvested Units shall vest upon such termination, determined by multiplying the total number of Unvested Units as of the termination date by a fraction, the numerator of which is the number of days elapsed from the Date of Grant through the date of termination and the denominator of which is the total number of days in such vesting period, subject to the Participant’s execution and non-revocation of a release in a form acceptable to the Company.

g. Notwithstanding the foregoing, if the Participant’s employment with or services to the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability, then 100% of the Unvested Units shall immediately become Vested Units upon such termination, subject to the Participant’s execution and non-revocation of a release in a form acceptable to the Company.

h. For purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in the Participant’s employment agreement with the Company (the “Employment Agreement”).

i. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without the Participant’s prior consent: (i) a material diminution in the Participant’s authority, responsibilities, title and duties; (ii) a material reduction in the Participant’s base salary, target annual bonus opportunity or target annual long term incentive opportunity (each as specified in the Employment Agreement), other than a uniform reduction applied to substantially all senior officers of the Company; (iii) a breach by the Company of this Agreement or the Employment Agreement; (iv) a relocation of the Participant’s primary office location to a distance of more than fifty (50) miles from its location as of the Effective Date (which primary office location, the parties agree, shall be in Dallas, Texas as of the Effective Date). Notwithstanding the foregoing, in order for the Participant’s termination to be for Good Reason, the Participant must provide the Company written notice within thirty (30) days after the initial occurrence of the event or events alleged to constitute Good Reason of the Participant’s intent to terminate the Participant’s employment for Good Reason and specifying the reasons for such alleged Good Reason, and provide the Company with thirty (30) days after receipt of such notice from the Participant to remedy the alleged action(s) giving rise to the Good Reason event. In the event the Company does not timely cure the violation, if the Participant does not terminate the Participant’s employment within fifteen (15) days following the last day of the cure period, the occurrence of the violation shall not subsequently serve as Good Reason for purposes of this Agreement. Further notwithstanding the foregoing, no suspension of the Participant or a reduction in the Participant’s authority, responsibilities, title or duties in conjunction with any leave required, or any other action taken, by the Company as part of an investigation into alleged wrongdoing by the Participant shall give rise to Good Reason.

4. Delivery of Common Stock. Subject to the provisions of the Plan and this Agreement, the Company shall convert the Vested Units into the number of whole shares of Common Stock equal to the number of Vested Units and shall deliver to the Participant or the Participant’s personal representative a number of shares of Common Stock equal to the number of Vested Units credited to the Participant as soon as administratively practicable, and in no event later than 60 days following the date on which the Awarded Units became Vested Units.

5. Who May Receive Common Stock with Respect to Vested Units. During the lifetime of the Participant, the Common Stock received upon conversion of the Vested Units may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Awarded Units are converted into shares of Common Stock as described in Section 4 above, the Common Stock relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

6. Rights as Shareholder. The Participant will have no rights as a shareholder with respect to the Awarded Units until the issuance of a certificate or certificates to the Participant or the registration of such shares of Common Stock in the Participant’s name. The Awarded Units shall be subject to the terms and conditions of this Agreement. If any dividends or other distributions are paid with respect to the shares of Common Stock underlying the Awarded Units while the Awarded Units are outstanding, (i) the dollar amount or Fair Market Value of such dividends or distributions with respect to the number of shares of Common Stock then underlying the Awarded Units shall be credited to a bookkeeping account and held (without interest) by the Company for the account of the Participant until the date the Awarded Units become Vested Units and are converted and paid; and (ii) such dividend equivalents withheld pursuant to clause (i) attributable to any Awarded Units shall be distributed to such Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividend equivalents, if applicable, upon the date such Awarded Units become Vested Units and are converted and paid. Such dividend equivalents shall be subject to the same vesting and forfeiture provisions as the Awarded Units to which they relate. Any accrued amounts with respect to Unvested Units shall be forfeited upon any forfeiture of the related Unvested Units.

7. No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

8. Non-Assignability. The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9. The Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for the Participant’s review by the Company and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts the Awarded Units subject to all the terms and provisions thereof.

10. Adjustment of Number of Awarded Units and Related Matters. The number of shares of Common Stock covered by the Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to register any shares of Common Stock in the Participant’s name or issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 12 shall be final, binding, and conclusive. The obligations of the Company and the obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

13. Investment Representation. Unless the Awarded Units are issued in a transaction registered under applicable federal and state securities laws, by the Participant’s execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for the Participant’s own account and not with any intent for resale or distribution in violation of federal or state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

15. Claims. The Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any shareholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party regarding the subject matter of this Agreement, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise regarding the subject matter of this Agreement that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

20. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties (electronically or otherwise); provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Fermi Inc.

600 S. Tyler St., Suite 1501

Amarillo, TX 79101

Attn: George Wentz

b. Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

26. Clawback. The Participant acknowledges, understands and agrees, with respect to any shares of Common Stock delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement, that such shares of Common Stock shall be subject to recovery by the Company, and the Participant shall be required to repay such shares of Common Stock, in accordance with the Company’s clawback policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s clawback policy at any time.

27. Tax Requirements. The Participant is hereby advised to consult immediately with the Participant’s own tax advisor regarding the tax consequences of this Agreement, including, without limitation, any possible tax consequences of this Agreement in connection with Section 409A of the Code. The Company and its Subsidiaries (for purposes of this Section 27, the term “Company” shall be deemed to include any applicable Subsidiary of the Company) shall, prior to the date of conversion, require the Participant receiving shares of Common Stock upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate or the registration of such shares of Common Stock in the Participant’s name for such shares of Common Stock. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares of Common Stock) the required tax withholding obligations of the Company; (ii) with the consent of the Board, in its sole discretion, the actual delivery by the Participant to the Company of shares of Common Stock, which shares of Common Stock so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares of Common Stock) the required tax withholding payment; (iii) with the consent of the Board, in its sole discretion, the Company’s withholding of a number of shares of Common Stock to be delivered upon the settlement of the Award, which shares of Common Stock so withheld have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares of Common Stock) the required tax withholding payment; (iv) with the consent of the Board, in its sole discretion, through a broker-assisted sale, whereby a broker sells a portion of the shares of Common Stock issued upon settlement of the Award and remits a portion of such sale proceeds to the Company in an amount sufficient to satisfy such tax withholding obligation; (v) any combination of (i), (ii), (iii), or (iv). If the Participant does not make appropriate arrangements for the satisfaction of such tax withholding obligations, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold the number of shares of Common Stock to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares of Common Stock) the required tax withholding obligations of the Company; provided, however, if the Participant is a “specified employee” as defined in Treasury Regulation Section 1.409A-1(i) and the settlement of the Awarded Units is subject to the six month delay provided for in Section 28 below, the Company shall withhold the number of shares of Common Stock attributable to the employment taxes on the date of the Participant’s termination of service as a Service Provider and withhold the number of shares of Common Stock attributable to the income taxes on the date the Awarded Units are settled.

28. Section 409A.

a. To the extent (i) any shares of Common Stock to which the Participant becomes entitled under this Agreement in connection with the Participant’s termination of employment with the Company constitutes deferred compensation subject to Section 409A of the Code; (ii) the Participant is at the time of his separation from service a “specified employee” under Section 409A of the Code; and (iii) at the time of the Participant’s separation from service the Company is publicly traded (as defined in Section 409A of the Code), then such shares of Common Stock (other than any delivery of Common Stock permitted by Section 409A of the Code to be paid or delivered within six months of the Participant’s separation from service) shall not be made until the earlier of (x) the first day of the seventh month following the Participant’s separation from service or (y) the date of the Participant’s death following such separation from service. Upon the expiration of the applicable deferral period, any shares of Common Stock which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 28 (together with, as applicable, accrued interest thereon) shall be delivered to the Participant or the Participant’s beneficiary in one lump sum.

b. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are deferred compensation subject to (and not exempt from) Section 409A of the Code upon or following a termination of employment unless such termination is also a “separation from service” (within the meaning of Section 409A of the Code).

c. It is intended that this Agreement be exempt from (or if not exempt, comply with) the provisions of Section 409A of the Code so as to not subject the Participant to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

29. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via the Company’ electronic mail system or by reference to a location on the Company’s intranet or third-party website to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

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[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence the Participant’s consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

FERMI INC.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address:

Signature Page to the

Restricted Stock Unit Award Agreement